     Exhibit 99.1      Pre-Announcement dated September 15, 2004

FROM:	KENNAMETAL INC.
P.O. Box 231
Latrobe, PA 15650
724-539-6141

Investor Relations
Contact: Beth A. Riley

Media Relations
Contact: Joy Chandler

DATE: September 15, 2004

FOR RELEASE: Immediate

KENNAMETAL INCREASES EARNINGS OUTLOOK
AND UPDATES TAX RATE GUIDANCE

LATROBE, PA — September 15, 2004 — Kennametal Inc. (NYSE: KMT) today announced that it is improving its earnings outlook for its first quarter and full year and also updating the guidance on its tax rate.

The original earnings guidance of $0.50 to $0.60 per diluted share (EPS) for the first fiscal quarter of FY2005 has been narrowed to $0.55 to $0.60 based on strong performance in its North American business units, partially offset by an increase in the tax rate from 32% to 36%. This represents an increase in earnings of more than 10% from operations. The expected tax rate for the full year is 32%, consistent with original guidance. As the Company indicated previously, it plans to execute a business strategy that will lower its tax rate in a subsequent quarter during the fiscal year. Full year EPS is now expected to be $2.70 to $2.90, up from the previous outlook of $2.65 to $2.85.

Summary of Guidance Revisions	EPS	Tax Rate

Original First Quarter — Fiscal 2005	$0.50 to $0.60	32%

Revised First Quarter — Fiscal 2005	$0.55 to $0.60	36%

Original Fiscal 2005	$2.65 to $2.85	32%

Revised Fiscal 2005	$2.70 to $2.90	32%

The Company will announce results for the first quarter on October 27, 2004 before the opening of the New York Stock Exchange. The results will be discussed in a live Internet broadcast at 10:00 a.m. on that date, and the live or archived conference will be accessible on the Investor Relations section of Kennametal’s corporate web site at www.kennametal.com.

This release contains “forward-looking’’ statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by the fact they use words such as “should,” “anticipate,” “estimate,” “approximate,” “expect,” “may,” “will,” “project,” “intend,” “plan,” “believe,” and others words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements are likely to relate to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position and product development, which are based on current expectations that involve inherent risks and uncertainties, including factors that could delay, divert or change any of them in the next several years. Although it is not possible to predict or identify all factors, they may include the following: global economic conditions; future terrorist attacks; epidemics; risks associated with integrating and divesting businesses and achieving the expected savings and synergies; demands on management resources; risks associated with international markets such as currency exchange rates, and social and political environments; competition; labor relations; commodity prices; demand for and market acceptance of new and existing products; and risks associated with the implementation of restructuring plans and environmental remediation matters. We can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.

Kennametal Inc. aspires to be the premier tooling solutions supplier in the world with operational excellence throughout the value chain and best-in-class manufacturing and technology. Kennametal strives to deliver superior shareowner value through top-tier financial performance. The company provides customers a broad range of technologically advanced tools, tooling systems and engineering services aimed at improving customers’ manufacturing competitiveness. With about 13,500 employees worldwide, the company’s annual sales approximate $2.0 billion, with nearly half coming from sales outside the United States.

Kennametal is a five-time winner of the GM “Supplier of the Year” award and is represented in more than 60 countries. Kennametal operations in Europe are headquartered in Fürth, Germany. Kennametal Asia Pacific operations are headquartered in Singapore. For more information, visit the company’s web site at www.kennametal.com.

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